                                                                    Exhibit 99.1

Fluor Announces FY2000 Results


ALISO VIEJO, Calif., Nov. 21 /PRNewswire/ -- Fluor Corporation (NYSE: FLR -
                                                                      ---
news) today announced earnings from continuing operations, before unusual items,
----
for its fourth quarter ended October 31, 2000, of $34.1 million, or $.45 per share, compared with $33.6 million, or $.44 per share in 1999. As a result of its anticipated spin-off to shareholders, A.T. Massey results were reported as discontinued operations. Excluding spin-off transaction expenses, Massey reported a net loss from operations in the fourth quarter of $4.6 million, or $.06 per share, compared with net earnings of $22.9 million, or $.30 per share in 1999. Results for consolidated operations for the quarter were a net loss of $12.7 million, or $.17 per share, compared with net earnings of $75.8 million, or $1.00 per share a year ago. Revenues from continuing operations were $2.3 billion for the fourth quarter, compared with $2.6 billion in 1999.

For the year, earnings from continuing operations, before unusual items, were $118.4 million, or $1.55 per share, compared with $127.2 million, or $1.68 per share in 1999. Earnings from discontinued operations, before unusual items, were $36.9 million, or $.48 per share, compared with $77.5 million, or $1.02 per share, last year. Net earnings of the consolidated operations in 2000 were $123.9 million, or $1.62 per share, compared with $104.2 million, or $1.37 per share in 1999. Revenues from continuing operations were $10.0 billion for the year, compared with $11.3 billion in 1999.

The fourth quarter 2000 results were impacted by the following unusual items:

   -- As previously announced, a pretax charge of $25 million ($17.2 million after-tax, or $.23 per share), was included in Fluor Global Services' operating results. This charge was taken to adjust to fair value the accounts receivable and equipment inventory of the dealership operations of AMECO, Fluor's heavy equipment business. In October 2000, the company announced its decision to divest these dealership operations.

   -- Discontinued operations included previously announced transaction expenses related to the Massey spin-off of $25 million, or $.33 per share.

   Fiscal year 2000 results were additionally impacted by:

   -- A credit in the second quarter for the reversal of an $17.9 million after-tax impairment allowance, or $.23 per share, originally recognized as part of the special provision in the second quarter of 1999. The reversal related to the company's decision to retain ownership of its current office located in Camberley, United Kingdom.

   -- A $19.3 million, or $.25 per share, after-tax charge in the second quarter, as a result of a write-off of certain assets and a loss on the sale of interests in a European-based consulting business. This charge was included in Fluor Global Services' operating results.

   -- Discontinued operations included a pretax credit recorded in the third quarter of $12 million ($8.5 million after-tax, or $.11 per share) from the recovery of excise taxes paid on coal export sales tonnage and related interest income of $5.3 million ($3.7 million after-tax, or $.05 per share).

   Fiscal 1999 fourth quarter results were impacted by the following:

   -- A $19.3 million, or $.26 per share, reversal of the special provision taken in the second quarter of 1999.

 Fiscal year 1999 results additionally included:

   -- A special one-time pretax provision of $136.5 million recorded in the second quarter in connection with the new strategic direction to enhance shareholder value and improve profitability and growth.

"Fluor accomplished a number of significant milestones related to its transformation into a knowledge-based diversified services company," said Philip
J. Carroll Jr., Fluor's chairman and chief executive officer. "The spin-off of Massey is nearly complete, actions to implement the sale of AMECO dealership assets are in process, and our business model and account management system are producing positive trends in new awards and backlog at higher margin levels. Additionally, a major step was achieved in October 2000 with the initial implementation of Fluor's new enterprise-wide management information system based on SAP technology."

Importantly, consolidated new awards for the year increased 42 percent to $9.6 billion from $6.8 billion in 1999. As a result, consolidated backlog grew 10 percent to $10.0 billion from $9.1 billion last year, the first positive change in backlog in three years. Gross margin in backlog improved to 6.2 percent from
5.0 percent a year ago and should translate into higher future earnings.

Fluor Daniel

For the fourth quarter of 2000, Fluor Daniel, the company's engineering, procurement and construction (EPC) business, reported operating profit of $45.3 million, compared with $32.2 million in 1999. Operating profit for the year was $127.7 million, including a pretax provision of $60 million for a project cost overrun. This compares with $160.4 million earned last year. The operating margin for this year, excluding the project provision, increased to 2.7 percent from 1.9 percent a year ago, despite a 17 percent decline in revenues.

New awards for Fluor Daniel were $1.9 billion for the fourth quarter and $6.1 billion for the year, compared with $901 million and $4.8 billion, respectively, for the same periods in 1999. Fluor Daniel's backlog was essentially level at $6.7 billion with a year ago, but was up 8 percent from the third quarter. Gross margin in backlog increased to 6.1 percent from 4.6 percent at the end of 1999. The sequential improvement in backlog and increased trend in gross margin reflect a strengthening business environment and the positive benefits of increased selectivity.

Fluor Global Services

Fluor Global Services reported operating profit of $5.2 million for the quarter including the $25 million AMECO dealership charge, and operating profit of $76.6 million for the year, including an additional nonrecurring charge of $19.3 million related to disposition of a European consulting business recorded in the second quarter. This compares with $35.3 million and $91.7 million, respectively, for the same periods in 1999. The operating margin for the year, excluding the nonrecurring and AMECO charges, increased to 4.1 percent from 3.1 percent a year ago.

New awards for Fluor Global Services were $1.3 billion for the quarter and $3.6 billion for the year, compared with $1.0 billion and $2.0 billion, respectively, for the same periods last year. Backlog for Fluor Global Services increased 38 percent to $3.3 billion, compared with $2.4 billion a year ago. Backlog gross margin rose to 6.3 percent from 6.1 percent last year.

Fluor Signature Services

Fluor Signature Services completed a successful first year of operations. Surpassing its goal of break-even performance, Fluor Signature Services achieved operating profit of $697,000 for the quarter and $1.4 million for the full year. Having significantly reduced the costs of delivering its business and administrative services to Fluor operating units, Fluor Signature Services will additionally begin offering services to external clients and reducing Fluor's ownership of real estate assets.
Massey

A.T. Massey, which is being accounted for as a discontinued operation in anticipation of its spin-off as a separate publicly traded company from Fluor, reported operating profit of $3.5 million for the fourth quarter and $104.9 million for the year, compared with $42.8 million and $146.9 million, respectively, for the same periods of 1999. Revenues for the year were $1.09 billion, compared with $1.08 billion in 1999. As previously disclosed, included in Massey's fourth quarter results is an impairment charge of $10 million relating to development costs of a longwall panel at Massey's Upper Cedar Grove operations, and a $3 million charge for estimated costs, net of insurance, relating to a slurry spill at its Martin County operations. Massey's fourth quarter results were further negatively impacted by the bankruptcy of a major steel industry customer, resulting in a reserve to bad debt expense of $7.1 million. Included in Massey's fiscal year results was the nonrecurring pretax credit from the recovery of excise taxes paid and related interest on coal export sales tonnage.

The charge relating to the Martin County slurry spill represents an accrual of $46.5 million in estimated spill-related clean up costs and liabilities, net of $43.5 million in probable insurance recoveries. The spill occurred on October 11, 2000, when a partial failure of a slurry impoundment allowed coal refuse slurry to enter adjacent underground mine workings and then two tributary streams of the Big Sandy River in eastern Kentucky. Clean up efforts are well underway. As of November 15, 2000, approximately $10 million in clean up expenses had been incurred. Several lawsuits have been brought by downstream residents and other individual plaintiffs claiming to be damaged by the spill. These suits assert trespass, property damage, nuisance and other claims, and seek compensatory and punitive damages. Certain of these suits seek to be certified as class action lawsuits. The company has insurance coverage it expects to be applicable to such lawsuits. However, these lawsuits are in their initial stages and, therefore, the extent of ultimate liability, if any, and insurance recovery cannot be accurately predicted at this time. In addition, the company may face assessment of fines and penalties by government authorities which may not be covered by insurance.

Outlook

"We are encouraged that the 'new' Fluor Corporation will be able to deliver improved results in 2001 in the key drivers of shareholder value -- increasing revenues, net earnings growth, higher profit margins and return on capital, along with positive cash flows," Carroll said. "The strengthening external business environment and refocusing of the corporation's resources to capitalize on growth opportunities for knowledge-based services are expected to position Fluor to enhance shareholder value."

As previously announced, following the spin-off of Massey, the "new" Fluor will change to a calendar fiscal year in 2001. As a requirement of this change, Fluor will report results for November and December 2000 as a separate stub period.

With revenues from continuing operations in 2000 of $10 billion, Fluor Corporation provides services on a global basis in the fields of engineering, procurement, construction, maintenance, operations, project management and business services.

NOTE REGARDING SPIN-OFF:

As reflected in the Proxy Statement dated November 1, 2000, the actual legal form of the spin-off transaction referred to in this press release will involve the spin-off of "new" Fluor by Fluor Corporation, with Fluor Corporation changing its name to "Massey Energy Company." This press release refers to the pending spin-off of Massey because that is how the spin-off will be treated for financial reporting purposes.

NOTE REGARDING FORWARD-LOOKING STATEMENTS:

The foregoing release contains forward-looking statements regarding projected earnings levels, cost reductions, new awards and backlog levels and the implementation of strategic initiatives. Such forward-looking statements reflect current analysis of existing information.

Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company's actual results may differ materially from its expectations or projections. Factors potentially contributing to such differences include, among others:

  Changes in global business, economic, political and social conditions; The Company's failure to receive anticipated new contract awards; Customer cancellations of, or scope adjustments to, existing contracts; Difficulties or delays incurred in the execution of construction contracts resulting in cost overruns or liabilities;
  Customer delays or defaults in making payments;
  Fluctuations in the demand for, and price of, coal and other natural resource commodities;
  Difficulties and delays incurred in the implementation of strategic initiatives; and
  Competition in the global engineering and construction industry. Greater than expected environmental costs and liabilities.

The forward-looking statements are also based on various operating assumptions regarding, among other things, overhead costs and employment levels that may not be realized.

While most risks affect only future costs or revenues anticipated by the Company, some risks may relate to accruals that have already been reflected in earnings. The Company's failure to receive payments of accrued amounts could result in a charge against future earnings.

Additional information concerning these and other factors can be found in press releases as well as Fluor's public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Item 1. Business -- Other Matters -- Company Business Risks" in Fluor's Form 10-K for its fiscal year ended October 31, 1999, and in Fluor's Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on September 21, 2000. Such filings are available either publicly or upon request from Fluor's Investor Relations Department: (949) 349-3909. Fluor disclaims any intent or obligation to update its forward-looking statements.

For further information, please contact: Media Relations, Keith Karpe, 949-349-7661, or Investor Relations, Lila Churney, 949-349-3909, or fax, 949-349-5375, both of Fluor Corporation.

                                FLUOR CORPORATION
                         CONSOLIDATED FINANCIAL RESULTS
                     (in millions, except per share amounts)

    FOURTH QUARTER (Unaudited)                             2000        1999
    Revenues                                          $ 2,308.6   $ 2,583.8
    Costs and Expenses:
      Cost of Revenues                                  2,259.7     2,518.0
      Special Provision                                      --       (19.3)
      Corporate G&A                                        20.1        14.8
      Net Interest                                          4.9         1.7
    Total Costs and Expenses                            2,284.7     2,515.2
    Earnings from Continuing Operations
     before Income Taxes                                   23.9        68.6
    Income Tax Expense                                      7.0        15.7
    Earnings from Continuing Operations *                  16.9        52.9
    Earnings (Loss) from Discontinued Operations          (29.6)       22.9
    Net Earnings (Loss) *                             $   (12.7)  $    75.8
    Basic Earnings (Loss) per Share
      Earnings from Continuing Operations             $     .22   $     .70
      Earnings (Loss) from Discontinued Operations         (.39)        .30
      Net Earnings (Loss)                                  (.17)       1.00
      Weighted Average Shares                              75.0        75.4
    Diluted Earnings (Loss) per Share *
      Earnings from Continuing Operations             $     .22   $     .70
      Earnings (Loss) from Discontinued Operations         (.39)        .30
      Net Earnings (Loss)                                  (.17)       1.00
      Weighted Average Shares                              76.4        76.1
    New Awards                                        $ 3,283.8   $ 1,865.7

    New Awards Gross Margin (%)                             7.1         7.4
    Backlog - October 31                              $10,012.2   $ 9,142.0
    Backlog Gross Margin (%)                                6.2         5.0
    Work Performed                                    $ 2,120.4   $ 2,370.1
    Supplemental Earnings, excl. unusual items:
      *Earnings from Continuing Operations            $    34.1   $    33.6
      *Net Earnings                                   $    29.6   $    56.5
      *Earnings from Continuing Operations
        per Share (Diluted)                           $     .45   $     .44
      *Net Earnings per Share (Diluted)               $     .39   $     .74


    FISCAL YEAR (Unaudited)                                2000        1999

    Revenues                                          $ 9,970.1   $11,334.4
    Costs and Expenses:
      Cost of Revenues                                  9,765.8    11,083.0
      Special Provision                                   (17.9)      117.2
      Corporate G&A                                        65.3        55.4
      Net Interest                                         14.7         2.2
    Total Costs and Expenses                            9,827.9    11,257.8
    Earnings from Continuing Operations
     before Income Taxes                                  142.2        76.6
    Income Tax Expense                                     42.4        49.9
    Earnings from Continuing Operations *                  99.8        26.7
    Earnings from Discontinued Operations                  24.1        77.5
    Net Earnings *                                    $   123.9   $   104.2
    Basic Earnings per Share
      Earnings from Continuing Operations             $    1.33   $     .35
      Earnings from Discontinued Operations                 .32        1.03
      Net Earnings                                         1.65        1.38
      Weighted Average Shares                              75.3        75.3
    Diluted Earnings per Share *
      Earnings from Continuing Operations             $    1.31   $     .35
      Earnings from Discontinued Operations                 .31        1.02
      Net Earnings                                         1.62        1.37
      Weighted Average Shares                              76.4        75.9
    New Awards                                        $ 9,644.2   $ 6,789.4
    New Awards Gross Margin (%)                             6.9         7.4
    Work Performed                                    $ 9,230.2   $10,457.5
    Supplemental Earnings, excl. unusual items:
      *Earnings from Continuing Operations            $   118.4   $   127.2
      *Net Earnings                                   $   155.3   $   204.7
      *Earnings from Continuing Operations
        per Share (Diluted)                           $    1.55   $    1.68
      *Net Earnings per Share (Diluted)               $    2.03   $    2.70

                                FLUOR CORPORATION

 SELECTED BALANCE SHEET ITEMS
 ($ in millions, except per share amounts) (Unaudited)
                                                       10/31/2000            10/31/1999
    Cash and Securities                               $      70.5             $   209.6
    Total Current Assets                                  1,839.4               1,910.2
    Total Assets                                          4,849.5               4,886.1
    Total Short-term Debt                                   445.9                 247.9

    Total Current
     Liabilities                                          2,093.0               2,204.3
    Long-term Debt                                    $     317.6             $   317.6
    Total Debt to
     Capitalization %                                        32.2                  26.3
    Shareholders' Equity                              $   1,609.3             $ 1,581.4
    Shareholders' Equity
     per Share                                        $     21.24             $   20.80


    STRATEGIC BUSINESS ENTERPRISE FINANCIAL REVIEW
    ($ in millions) (Unaudited)

                                                             4Q00              4Q99              FY 00              FY 99
    Fluor Daniel
    Revenues                                          $   1,553.7          $1,804.6          $ 6,997.8           $8,402.9
    CFM Revenues                                            504.6             716.4            2,009.3            3,125.2
    Gross Margin %                                            6.1               6.7                5.1                5.7
    Operating Profit                                  $      45.3          $   32.2          $   127.7           $  160.4
    Operating Margin %                                        2.9               1.8                1.8                1.9
    New Awards                                        $   1,947.2          $  901.4          $ 6,075.1           $4,757.3
    New Awards Gross
     Margin %                                                 8.0               8.0                6.9                7.2
    Backlog                                           $   6,729.7          $6,769.6          $ 6,729.7           $6,769.6
    Backlog Gross
     Margin %                                                 6.1               4.6                6.1                4.6
    Total Assets                                      $     947.6          $1,016.8          $   947.6           $1,016.8

    Fluor Global Services
    Revenues                                          $     749.8          $  779.2          $ 2,953.4           $2,931.5
    Gross Margin %                                           10.0              10.3                9.9                9.4
    Operating Profit                                  $       5.2*         $   35.3          $    76.6*          $   91.7
    Operating Margin %                                        0.7               4.5                2.6                3.1
    New Awards                                        $   1,336.6          $  964.3          $ 3,569.1           $2,032.1
    New Awards Gross
     Margin %                                                 5.8               6.4                6.8                7.8
    Backlog                                           $   3,282.5          $2,372.4          $ 3,282.5           $2,372.4
    Backlog Gross
     Margin %                                                 6.3               6.1                6.3                6.1
    Total Assets                                      $     971.2          $1,041.3          $   971.2           $1,041.3

    Fluor Signature Services
    Revenues**                                        $       5.1          $     --          $    18.9           $     --
    Operating Profit                                          0.7                --                1.4                 --
    Total Assets                                      $     447.8          $  454.4          $   447.8           $  454.4

    Massey Coal (Discontinued
     Operation)
    Revenues                                          $     288.5          $  288.8          $ 1,085.8           $1,083.0
    Operating Profit                                          3.5              42.8              104.9***           146.9
    Operating Margin %                                        1.2              14.8                9.7               13.6
    Net Earnings (Loss)                                     (29.6)****         23.0               24.1****           77.5
    Total Assets                                      $   2,145.6          $1,956.4          $ 2,145.6           $1,956.4

 * Includes unusual charges of $25 million for the fourth quarter and $44 million for the fiscal year.
 **   External revenues only.
 ***  Includes a nonrecurring benefit of $12 million.
 **** Includes spin-off transaction costs of $25 million.

                                FLUOR CORPORATION
                             Supplemental Fact Sheet

                                 BACKLOG TRENDS
                                  (in millions)

 Fluor Daniel                 Q400                   Q499          % Chg
 Chemicals &
  Life Sciences        $1,078       16%       $1,964        29%     -45%
 Oil, Gas & Power       3,650       55%        2,583        38%      41%
 Mining                   964       14%          657        10%      47%
 Manufacturing            706       10%        1,170        17%     -40%
 Infrastructure           332        5%          396         6%     -16%
  Total Fluor Daniel   $6,730      100%       $6,770       100%      -1%

 United States         $2,968       44%       $2,870        42%       3%
 The Americas           2,788       41%        2,058        30%      35%
 Europe, Africa and
  the Middle East         448        7%        1,062        16%     -58%
 Asia Pacific             526        8%          780        12%     -33%
  Total Fluor Daniel   $6,730      100%       $6,770       100%      -1%

 Fluor Global Services
 Federal Services        $765       23%        $ 710        30%       8%
 Operations &
  Maintenance           1,571       48%        1,127        48%      39%
 Telecommunications       946       29%          525        22%      80%
 Consulting Services
  & Other                  --        0%           10         0%    -100%
  Total Fluor
   Global Services     $3,282      100%       $2,372       100%      38%

 United States         $2,712       82%       $2,137        90%      27%
 The Americas              --        0%            5         0%       NM
 Europe, Africa and
  the Middle East         414       13%           12         1%       NM
 Asia Pacific             156        5%          218         9%     -28%
  Total Fluor
   Global Services     $3,282      100%       $2,372       100%      38%

 Total Backlog        $10,012                 $9,142                 10%


                                   NEW AWARDS
                                  (in millions)

 Fluor Daniel            Q400     Q499   % Chg    FY 00    FY 99   % Chg
 Chemicals &
  Life Sciences          $291    $240      21%     $759   $1,211    -37%
 Oil, Gas & Power       1,406     481     192%    3,649    2,599     40%
 Mining                     8      14     -43%      691       26      NM
 Manufacturing            242     147      65%      807      785      3%
 Infrastructure            --      20      NM       169      136     24%
  Total Fluor Daniel   $1,947    $902     116%   $6,075   $4,757     28%

 Fluor Global Services
 Federal Services        $763    $549      39%     $800     $582     37%

 Operations &
  Maintenance             539     408      32%    1,660      772    115%
 Telecommunications        33       5      NM     1,099      646     70%
 Consulting Services
  & Other                   2       2       0%       10       32    -69%
  Total Fluor
   Global Services     $1,337    $964      39%   $3,569   $2,032     76%

 Total New Awards      $3,284  $1,866      76%   $9,644   $6,789     42%


                      MASSEY COAL (DISCONTINUED OPERATION)

 TONS SOLD
 in thousands            Q400    Q499    % Chg    FY 00    FY 99   % Chg

 Steam                  6,913   6,420       8%   26,183   22,916     14%
 Metallurgical          3,665   3,883      -6%   14,059   14,948     -6%
 Total                 10,578  10,303       3%   40,242   37,864      6%

 PRICE ($/TON)
 average realized
  prices                 Q400    Q499    % Chg    FY 00    FY 99   % Chg

 Steam                 $25.24  $25.55      -1%   $24.67   $25.83     -4%
 Metallurgical          30.52   31.50      -3%    30.67    32.34     -5%

 NM = Not Meaningful